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WaMu Mortgage Pass-Through Certificates

Series 2007-HY4 Marketing Materials

Hybrid ARMS

$ [259,012,000]

(Approximate, Subject to +/- 10% Variance)

WaMu Asset Acceptance Corp.

Depositor

Washington Mutual Bank

Sponsor and Servicer

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus we will provide you. You may obtain a copy of the prospectus and the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE PRELIMINARY CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS MARCH 1, 2007.  THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE.  ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Preliminary Term Sheet

Date Prepared:  Mar. [20], 2007

Publicly Offered Certificates
WaMu Mortgage Pass-Through Certificates, Series 2007-HY4
$[259,012,000 ]
(Approximate, Subject to +/- 10% Variance)
5/1, 7/1 and 10/1 Hybrid, Adjustable Rate Residential Mortgage Loans

Class (1)	Principal Amount (Approx.) (2)	WAL (Yrs) To Wtd Avg CPB/Mat (3)	Pmt Window (Mths) To Wtd Avg CPB/Mat (3)	Interest Rate Type	Tranche Type	Expected Ratings S&P and Fitch
1-A1	$ 627,961,000	Not Offered Herein		Variable (4)	Senior	AAA/ AAA
1-A2	$ 30,624,000			Variable (4)	Senior/Mezzanine	AAA/AAA
2-A1	$ 170,000,000			Variable (5)	Senior	AAA/AAA
2-A2	$ 126,481,000			Variable (5)	Senior	AAA/AAA
2-A3	$ 42,180,000			Variable (5)	Senior	AAA/AAA
2-A4	$ 16,516,000			Variable (5)	Senior/Mezzanine	AAA/AAA
3-A1	$ 336,795,000			Variable (6)	Senior	AAA/AAA
3-A2	$ 27,190,000			Variable (6)	Senior//Mezzanine	AAA/AAA
4-A1	$ 108,832,000	2.35/3.27	1-56/1-353	Variable (7)	Senior	AAA/AAA
4-A2	$ 6,213,000	2.35/3.27	1-56/1-353	Variable (7)	Senior/Mezzanine	AAA/AAA
5-A1	$ 126,491,000	2.48/3.28	1-79/1-355	Variable (8)	Senior	AAA/AAA
5-A2	$ 7,221,000	2.48/3.28	1-79/1-355	Variable (8)	Senior/Mezzanine	AAA/AAA
R	$ 100			---	Senior/Residual	AAA/AAA
L-B-1	$ 21,796,000	Not Offered Herein		Variable (9)	Subordinate	AA/NR
L-B-2	$ 9,569,000			Variable (9)	Subordinate	A/ NR
L-B-3	$ 6,379,000			Variable (9)	Subordinate	BBB/NR
3-B-1	$ 6,042,000			Variable (10)	Subordinate	AA/NR
3-B-2	$ 2,643,000			Variable (10)	Subordinate	A/ NR
3-B-3	$ 1,510,000			Variable (10)	Subordinate	BBB/NR
M-B-1	$ 5,785,000	4.30/6.01	1-79/1-355	Variable (11)	Subordinate	AA/NR
M-B-2	$ 2,893,000	4.30/6.01	1-79/1-355	Variable (11)	Subordinate	A/ NR
M-B-3	$ 1,577,000	4.30/6.01	1-79/1-355	Variable (11)	Subordinate	BBB/NR
L-B-4	$ 4,784,000	Privately Offered Certificates		Variable (9)	Subordinate	BB/NR
L-B-5	$ 4,253,000			Variable (9)	Subordinate	B/NR
L-B-6	$ 2,658,779			Variable (9)	Subordinate	NR/NR
3-B-4	$ 1,510,000			Variable (10)	Subordinate	BB/NR
3-B-5	$ 1,133,000			Variable (10)	Subordinate	B/NR
3-B-6	$ 755,650			Variable (10)	Subordinate	NR/NR
M-B-4	$ 1,710,000			Variable (11)	Subordinate	BB/NR
M-B-5	$ 1,314,000			Variable (11)	Subordinate	B/NR
M-B-6	$ 921,345			Variable (11)	Subordinate	NR/NR

Total:

$ 1,703,737,874

(1)     Distributions on the Class 1-A1 and Class 1-A2 Certificates will be derived primarily from a pool of 5/1 adjustable rate Mortgage Loans (the “Group 1 Mortgage Loans”).  Distributions on the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates will be derived primarily from a pool of 7/1 adjustable rate Mortgage Loans (the “Group 2 Mortgage Loans”).  Distributions on the Class 3-A1, Class 3-A2 and Group 3-B Certificates will be derived primarily from a pool of 10/1 adjustable-rate Mortgage Loans (the “Group 3 Mortgage Loans”).  Distributions on the Class 4-A1 and Class 4-A2 Certificates will be derived primarily from a pool of 5/1 non-conforming balance, adjustable rate Mortgage Loans (the “Group 4 Jumbo Mortgage Loans”) and 5/1 conforming balance, adjustable rate Mortgage Loans (the “Group 4 Conforming Mortgage Loans” and together with the Group 4 Jumbo Mortgage Loans, the “Group 4 Mortgage Loans”).  Distributions on the Class 5-A1 and Class 5-A2 Certificates will be derived primarily from a pool of 7/1 non-conforming balance, adjustable rate Mortgage Loans (the “Group 5 Jumbo Mortgage Loans”) and 7/1 conforming balance, adjustable rate Mortgage Loans (the “Group 5 Conforming Mortgage Loans” and together with the Group 5 Jumbo Mortgage Loans, the “Group 5 Mortgage Loans”). Distributions on the Group L-B Certificates (as defined herein) will be derived from the Group 1 and Group 2 Mortgage Loans.  Distributions on the Group M-B Certificates (as defined herein) will be derived from the Group 4 and Group 5 Mortgage Loans.  Distributions on the Class R Certificates will be derived from the Group 1, Group 2, Group 3, Group 4 and Group 5 Mortgage Loans.

(2)     Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(3)     WAL and Payment Window for the Class A and the Subordinate Offered Certificates (each as defined herein) are shown to a pricing prepayment speed to the reset date (CPB) (as described herein) and to Maturity.

(4)     For each Distribution Date (as defined herein), the Class 1-A1 and Class 1-A2 Certificates will have an interest rate equal to the Loan Group 1 Weighted Average Pass-Through Rate (as defined herein).

(5)     For each Distribution Date, the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates will have an interest rate equal to the Loan Group 2 Weighted Average Pass-Through Rate (as defined herein).

(6)     For each Distribution Date, the Class 3-A1, Class 3-A2 and Group 3-B Certificates will have an interest rate equal to the Loan Group 3 Weighted Average Pass-Through Rate (as defined herein).

(7)     For each Distribution Date, the Class 4-A1 and Class 4-A2 Certificates will have an interest rate equal to the Loan Group 4 Weighted Average Pass-Through Rate (as defined herein).

(8)     For each Distribution Date, the Class 5-A1 and Class 5-A2 Certificates will have an interest rate equal to the Loan Group 5 Weighted Average Pass-Through Rate (as defined herein).

(9)     For each Distribution Date, the Group L-B Certificates will have an interest rate equal to the Group L-B Weighted Average Pass-Through Rate (as defined herein).

(10)  For each Distribution Date, the Group 3-B Certificates will have an interest rate equal to the Group 3-B Weighted Average Pass-Through Rate (as defined herein).

(11)  For each Distribution Date, the Group M-B Certificates will have an interest rate equal to the Group M-B Weighted Average Pass-Through Rate (as defined herein).

Transaction Summary:

Issuing Entity:    WaMu Mortgage Pass-Through Certificates Series 2007-HY4 Trust (the "Trust')

Depositor:   WaMu Asset Acceptance Corp. (“WAAC”).

Sponsor and Servicer:   Washington Mutual Bank (“WMB”).

Lead Manager:    WaMu Capital Corp.

Trustee:   LaSalle Bank

Rating Agencies:   It is anticipated that the Senior Certificates will be rated by Standard & Poor’s and Fitch. The Subordinate Certificates other than the Class L-B-6, Class 3-B-6 and Class M-B-6 Certificates will be rated by only one rating agency.  The Class L-B-6, Class 3-B-6 and Class M-B-6 Certificates will not be rated.  It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:   March 1, 2007.

Expected Pricing Date:   On or about March [21], 2007.

Closing Date:   On or about March [26], 2007.

Distribution Date:   The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in April 2007.

Servicing Fee:    [0.75]% per annum of the principal balance of each of the Group 1 Mortgage Loans.

   [0.625]% per annum of the principal balance of each of the Group 2 Mortgage Loans.

   [0.375]% per annum of the principal balance of each of the Group 3 Mortgage Loans.

   [0.75]% per annum of the principal balance of each of the Group 4 Jumbo Mortgage Loans.

   [0.625]% per annum of the principal balance of each of the Group 4 Conforming Mortgage Loans.

[0.625]% per annum of the principal balance of each of the Group 5 Jumbo Mortgage Loans.

   [0.50]% per annum of the principal balance of each of the Group 5 Conforming Mortgage Loans.

Certificates:   The “Senior Certificates” will consist of (i) the Class1-A1 and Class 1-A2 Certificates (the "Group 1-A Certificates"), Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates (the "Group 2-A Certificates"), Class3-A1 and Class3-A2 Certificates (the "Group 3-A Certificates"), Class 4-A1 and Class 4-A2 Certificates (the "Group 4-A Certificates"), Class 5-A1 and Class 5-A2 Certificates (the "Group 5-A Certificates" and together with the Group 1-A, Group 2-A, Group 3-A and Group 4-A Certificates, the “Class A Certificates”), and (ii) the Class R Certificates. The “Senior Offered Certificates” will consist of the Class4-A1, Class 4-A2, Class 5-A1 and Class 5-A2 Certificates.  The “Group L-B Senior Subordinate Certificates” will consist of the Class L-B-1, Class L-B-2 and Class L-B-3 Certificates. The “Group L-B Junior Subordinate Certificates” will consist of the Class L-B-4, Class L-B-5 and Class L-B-6 Certificates. The Group L-B Senior Subordinate Certificates and Group L-B Junior Subordinate Certificates are collectively known as the “Group L-B Certificates”. The “Group 3-B Senior Subordinate Certificates” will consist of the Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates. The “Group 3-B Junior Subordinate Certificates” will consist of the Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates. The Group 3-B Senior Subordinate Certificates and Group 3-B Junior Subordinate Certificates are collectively known as the “Group 3-B Certificates”. The “Group M-B Senior Subordinate Certificates” will consist of the Class M-B-1, Class M-B-2 and Class M-B-3 Certificates. The “Group M-B Junior Subordinate Certificates” will consist of the Class M-B-4, Class M-B-5 and Class M-B-6 Certificates. The Group M-B Senior Subordinate Certificates and Group M-B Junior Subordinate Certificates are collectively known as the “Group M-B Certificates”. The Group L-B Certificates, Group 3-B Certificates and the Group M-B Certificates are collectively known as the “Subordinate Certificates”. The “Subordinate Offered Certificates” will consist of the Group M-B Senior Subordinate Certificates Certificates. The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.” The Senior Offered Certificates and the Subordinate Offered Certificates (collectively, the “Offered Certificates”) are being offered hereby.

Accrued Interest:   The Offered Certificates settle with accrued interest.  The price to be paid by investors for the Offered Certificates will include accrued interest from the Cut-off Date up to, but not including, the Closing Date ([25] days).

Interest Accrual Period:   The interest accrual period with respect to the Offered Certificates for a given Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 basis).

Registration:   The Offered Certificates will be made available in book-entry form through DTC.  It is anticipated that the Offered Certificates will also be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System.

Federal Tax Treatment:   It is anticipated that the Offered Certificates (other than the Class R Certificates) will be treated as REMIC regular interests for federal tax income purposes.  The Class R Certificates will be treated as a REMIC residual interest for tax purposes.

ERISA Eligibility:   The Offered Certificates (other than the Class R Certificates) are expected to be eligible for purchase by persons investing assets of employee benefit plans and individual retirement accounts.  Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws. The Class R Certificates are not expected to be eligible for purchase by persons investing assets of employee benefit plans and individual retirement accounts.

SMMEA Treatment:   The Class A, Class L-B-1, Class 3-B-1 and M-B-1 Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). The Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5, Class 3-B-6, Class M-B-2, Class M-B-3, Class M-B-4, Class M-B-5 and Class M-B-6  Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:   When the aggregate principal balance of the Mortgage Loans in loan group 1 and loan group 2 has been reduced to less than 10% of that balance as of March 1, 2007, the servicer may purchase all of the Mortgage Loans in loan group 1 and loan group 2; separately when the aggregate principal balance of the Mortgage Loans in loan group 3 has been reduced to less than 10% of that balance as of March 1, 2007, the servicer may purchase all of the Mortgage Loans in loan group 3; and separately when the aggregate principal balance of the Mortgage Loans in loan group 4 and loan group 5 has been reduced to less than 10% of that balance as of March 1, 2007, the servicer may purchase all of the Mortgage Loans in loan group 4 and loan group 5 (each, an “Optional Call Date”).

Pricing Prepayment Speed:   The Offered Certificates will be priced to a prepayment speed of 25% CPB.

Compensating Interest:   Compensating interest paid by the servicer with respect to each loan group will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans  in that loan group made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of the Mortgage Loans  in that loan group, any reinvestment income realized by the servicer relating to payoffs on the Mortgage Loans in that loan group made during the prepayment period, and interest payments on the payoffs in that loan group received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the Mortgage Loans  in that loan group.

Mortgage Loans :   As of March 1, 2007, the aggregate principal balance of the Mortgage Loans described herein is approximately $[1,703,737,874] (the “Mortgage Loans”). The Mortgage Loans are non-convertible, adjustable rate mortgage loans indexed off of One-Year LIBOR and One-Year CMT.  The majority of the Mortgage Loans have initial rate adjustments occurring approximately 60 months, 84 months or 120 months after the date of origination of each mortgage loan (“5/1 ARM”, “7/1 ARM” and “10/1 ARM,” respectively).  None of the Mortgage Loans will be “Buydown Loans,” which are Mortgage Loans for which scheduled payments of principal and/or interest have been subsidized for a period of time through a fund provided by the originator or another person at the time of origination. The Mortgage Loans are secured by first liens on one- to four-family residential properties, or shares of cooperative units.

5/1 ARM or Group 1 Mortgage Loans

As of March 1, 2007, the aggregate principal balance of the Group 1 Mortgage Loans described herein is approximately $[690,702,958]. Each Group 1 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [97.69]% of the Group 1 Mortgage Loans are scheduled to pay only interest for the first 5 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [25] year term. See the attached collateral descriptions for more information.

7/1 ARM or Group 2 Mortgage Loans

As of March 1, 2007, the aggregate principal balance of the Group 2 Mortgage Loans described herein is approximately $[372,498,921]. Each Group 2 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [97.40]% of the Group 2 Mortgage Loans are scheduled to pay only interest for the first 7 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [23] year term. See the attached collateral descriptions for more information.

10/1 ARM or Group 3 Mortgage Loans

As of March 1, 2007, the aggregate principal balance of the Group 3 Mortgage Loans described herein is approximately $[377,578,650]. Each Group 3 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [97.64]% of the Group 3 Mortgage Loans are scheduled to pay only interest for the first 10 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [20] year term. See the attached collateral descriptions for more information.

Group 4 5/1 ARM or Group 4 Mortgage Loans

As of March 1, 2007, the aggregate principal balance of the Group 4 Mortgage Loans described herein is approximately $[121,612,586]. Each Group 4 Mortgage Loan has an original term to maturity of [13 to 30] years.  As of the Cut-off Date, approximately [82.37]% of the Group 4 Mortgage Loans are scheduled to pay only interest for the first 5 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining term. See the attached collateral descriptions for more information.

Modified Loans among Group 4 Mortgage Loans

Certain Group 4 Mortgage Loans have had their original note interest rate changed on a modification date and their initial fixed rate period reset to 5 years from such modification date under a customer retention program sponsored by Washington Mutual Bank (the “Modified Group 4 Loans”). As of March 1, 2007, the aggregate principal balance of the Modified Group 4 Loans described herein is approximately $[53,839,863].  See the attached collateral descriptions for more information.

Group 5 7/1 ARM or Group 5 Mortgage Loans

As of March 1, 2007, the aggregate principal balance of the Group 5 Mortgage Loans described herein is approximately $[141,344,759]. Each Group 5 Mortgage Loan has an original term to maturity of [15 to 30] years.  As of the Cut-off Date, approximately [77.86]% of the Group 5 Mortgage Loans are scheduled to pay only interest for the first 7 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [23] year term. See the attached collateral descriptions for more information.

On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date is expected to be approximately $[1,703,737,874], subject to an increase or decrease of up to 10%.  It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Loan Group 1   Weighted Average   Pass-Through

Rate:    For any Distribution Date, the weighted average of the mortgage interest rates on the Group 1 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated

Loan Group 2   Weighted Average   Pass-Through   Rate:   For any Distribution Date, the weighted average of the mortgage interest rates on the Group 2 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Loan Group 3   Weighted Average   Pass-Through   Rate:   For any Distribution Date, the weighted average of the mortgage interest rates on the Group 3 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Loan Group 4   Weighted Average   Pass-Through   Rate:   For any Distribution Date, the weighted average of the mortgage interest rates on the Group 4 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Loan Group 5   Weighted Average   Pass-Through   Rate:   For any Distribution Date, the weighted average of the mortgage interest rates on the Group 5 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Group L-B   Weighted Average   Pass-Through   Rate:   For any Distribution Date, the quotient expressed as a percentage, of:

   (a)   the sum of:

    (i)   the product of (x) the Loan Group 1 Weighted Average Pass-Through     Rate and (y) the Subordinate Component Balance (as defined herein)     for loan group 1 immediately before that Distribution Date; and

    (ii)   the product of (x) the Loan Group 2 Weighted Average Pass-Through     Rate and (y) the Subordinate Component Balance for loan group 2     immediately before that Distribution Date;

   divided by:

   (b)   the sum of the Subordinate Component Balances for loan group 1 and loan    group 2 immediately before that Distribution Date.

Group M-B   Weighted Average   Pass-Through

Rate:   For any Distribution Date, the quotient expressed as a percentage, of:

   (a)   the sum of:

    (i)   the product of (x) the Loan Group 4 Weighted Average Pass-Through     Rate and (y) the Subordinate Component Balance (as defined herein)     for loan group 4 immediately before that Distribution Date; and

    (ii)   the product of (x) the Loan Group 5 Weighted Average Pass-Through     Rate and (y) the Subordinate Component Balance for loan group 5     immediately before that Distribution Date;

   divided by:

   (b)   the sum of the Subordinate Component Balances for loan group 4 and loan    group 5 immediately before that Distribution Date.

Subordinate   Component Balance:   The "Subordinate Component Balance" for any of loan group 1, 2, 4 or 5 as of any date of determination will equal the then outstanding aggregate Stated Principal Balance of the Mortgage Loans in that loan group minus the then outstanding aggregate Class Principal Balance of the related Class A Certificates (and, in the case of loan group 1, the Class R Certificates).

Stated Principal   Balance:   The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to its principal balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that Mortgage Loan on or before that date of determination, and as further reduced to the extent that any realized loss on that Mortgage Loan has been allocated to one or more classes of certificates on or before that date of determination.

Class Principal   Balance:   The “Class Principal Balance” for any Distribution Date and for any class of certificates will equal the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to that class and all allocations of losses required to be borne by that class before that Distribution Date.

Credit Enhancement:   Senior/subordinate, shifting interest structure. The credit enhancement information shown below is subject to final rating agency approval.

Credit enhancement for the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates will consist of the subordination of the Group L-B Certificates, initially [4.65]% total subordination.

Credit enhancement for the Class 3-A1 and Class 3-A2 Certificates will consist of the subordination of the Group 3-B Certificates, initially [3.60]% total subordination.

Credit enhancement for the Class 4-A1, Class 4-A2, Class 5-A1 and Class 5-A2 Certificates will consist of the subordination of the Group M-B Certificates, initially [5.40]% total subordination.

Shifting Interest:

Group L-B Certificates

   For each Distribution Date in or before March 2014, the Group L-B Certificates will be locked out from receipt of unscheduled principal collected on the Group 1 and Group 2 Mortgage Loans (unless the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates are paid down to zero or the credit enhancement provided by the Group L-B Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), the Group L-B Certificates will receive increasing portions of unscheduled principal collected on the Group 1 and Group 2 Mortgage Loans.

The Group L-B Certificates will receive the following portions of unscheduled principal:

Periods:	Portion of Unscheduled Principal
April 2007 – March 2014	0% Pro Rata Share
April 2014 – March 2015	30% Pro Rata Share
April 2015 – March 2016	40% Pro Rata Share
April 2016 – March 2017	60% Pro Rata Share
April 2017 – March 2018	80% Pro Rata Share
April 2018 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group L-B Certificates has doubled (subject to the performance triggers described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), (i) on or prior to the Distribution Date in March 2010, and the cumulative realized losses on the Group 1 and Group 2 Mortgage Loans allocated to the Group L-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group L-B Certificates as of the Closing Date, do not exceed 20%,  the Group L-B Certificates will be entitled to 50% of their pro rata share of unscheduled principal collected on the Group 1 and Group 2 Mortgage Loans or (ii) after the Distribution Date in March 2010, and the cumulative realized losses on the Group 1 and Group 2 Mortgage Loans allocated to the Group L-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group L-B Certificates as of the Closing Date, do not exceed 30%, the Group L-B Certificates will be entitled to 100% of their pro rata share of unscheduled principal collected on the Group 1 and Group 2 Mortgage Loans.

Notwithstanding the foregoing, for any Distribution Date, in the event that any of the “Group 1 Senior Percentage” (the aggregate principal balance of the Group 1-A and Class R Certificates, divided by the aggregate principal balance of the Group 1 Mortgage Loans, in each case immediately before the Distribution Date) or the “Group 2 Senior Percentage” (the aggregate principal balance of the Group 2-A Certificates, divided by the aggregate principal balance of the Group 2 Mortgage Loans, in each case immediately before the Distribution Date) for that Distribution Date exceeds the initial Group 1 or Group 2 Senior Percentage, respectively, as of the Closing Date, then the Group 1-A and Group 2-A Certificates will receive all unscheduled principal collected on the Group 1 and Group 2 Mortgage Loans.

Group 3-B Certificates

   For each Distribution Date in or before March 2014, the Group 3-B Certificates will be locked out from receipt of unscheduled principal collected on the Group 3 Mortgage Loans (unless the Class 3-A1 and Class 3-A2 Certificates are paid down to zero or the credit enhancement provided by the Group 3-B Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), the Group 3-B Certificates will receive increasing portions of unscheduled principal collected on the Group 3 Mortgage Loans.

The Group 3-B Certificates will receive the following portions of unscheduled principal:

Periods:	Portion of Unscheduled Principal
April 2007 – March 2014	0% Pro Rata Share
April 2014 – March 2015	30% Pro Rata Share
April 2015 – March 2016	40% Pro Rata Share
April 2016 – March 2017	60% Pro Rata Share
April 2017 – March 2018	80% Pro Rata Share
April 2018 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group 3-B Certificates has doubled (subject to the performance triggers described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), (i) on or prior to the Distribution Date in March 2010, and the cumulative realized losses on the Group 3 Mortgage Loans allocated to the Group 3-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group 3-B Certificates as of the Closing Date, do not exceed 20%,  the Group 3-B Certificates will be entitled to 50% of their pro rata share of unscheduled principal collected on the Group 3 Mortgage Loans or (ii) after the Distribution Date in March 2010, and the cumulative realized losses on the Group 3 Mortgage Loans allocated to the Group 3-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group 3-B Certificates as of the Closing Date, do not exceed 30%, the Group 3-B Certificates will be entitled to 100% of their pro rata share of unscheduled principal collected on the Group 3 Mortgage Loans.

   Notwithstanding the foregoing, for any Distribution Date, in the event that the “Group 3 Senior Percentage” (the aggregate principal balance of the Group 3-A Certificates, divided by the aggregate principal balance of the Group 3 Mortgage Loans, in each case immediately before the Distribution Date) exceeds the Group 3 Senior Percentage as of the Closing Date, then the Group 3-A Certificates will receive all unscheduled principal collected on the Group 3 Mortgage Loans.

Group M-B Certificates

   For each Distribution Date in or before March 2014, the Group M-B Certificates will be locked out from receipt of unscheduled principal collected on the Group 4 and Group 5 Mortgage Loans (unless the Class 4-A1, Class 4-A2, Class 5-A1 and Class 5-A2 Certificates are paid down to zero or the credit enhancement provided by the Group M-B Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), the Group M-B Certificates will receive increasing portions of unscheduled principal collected on the Group 4 and Group 5 Mortgage Loans.

The Group M-B Certificates will receive the following portions of unscheduled principal:

Periods:	Portion of Unscheduled Principal
April 2007 – March 2014	0% Pro Rata Share
April 2014 – March 2015	30% Pro Rata Share
April 2015 – March 2016	40% Pro Rata Share
April 2016 – March 2017	60% Pro Rata Share
April 2017 – March 2018	80% Pro Rata Share
April 2018 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group M-B Certificates has doubled (subject to the performance triggers described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), (i) on or prior to the Distribution Date in March 2010, and the cumulative realized losses on the Group 4 and Group 5 Mortgage Loans allocated to the Group M-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group M-B Certificates as of the Closing Date, do not exceed 20%,  the Group M-B Certificates will be entitled to 50% of their pro rata share of unscheduled principal collected on the Group 4 and Group 5 Mortgage Loans or (ii) after the Distribution Date in March 2010, and the cumulative realized losses on the Group 4 and Group 5 Mortgage Loans allocated to the Group M-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group M-B Certificates as of the Closing Date, do not exceed 30%, the Group M-B Certificates will be entitled to 100% of their pro rata share of unscheduled principal collected on the Group 4 and Group 5 Mortgage Loans.

Notwithstanding the foregoing, for any Distribution Date, in the event that any of the “Group 4 Senior Percentage” (the aggregate principal balance of the Group 4-A Certificates, divided by the aggregate principal balance of the Group 4 Mortgage Loans, in each case immediately before the Distribution Date) or the “Group 5 Senior Percentage” (the aggregate principal balance of the Group 5-A Certificates, divided by the aggregate principal balance of the Group 5 Mortgage Loans, in each case immediately before the Distribution Date) for that Distribution Date exceeds the initial Group 4 or Group 5 Senior Percentage, respectively, as of the Closing Date, then the Group 4-A and Group 5-A Certificates will receive all unscheduled principal collected on the Group 4 and Group 5 Mortgage Loans.

Structure Rules:

Allocation of  Realized Losses:

Any loss realized on a Group 1 or Group 2 Mortgage Loan will be allocated among the Certificates as follows:

(i)   for losses allocable to principal:

(a)   first, to the Group L-B Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

(b)   second, to the Class L-B-3 Certificates, until the Class L-B-3 Principal Balance has been reduced to zero;

(c)   third, to the Class L-B-2 Certificates, until the Class L-B-2 Principal Balance has been reduced to zero;

(d)   fourth, to the Class L-B-1 Certificates, until the Class L-B-1 Principal Balance has been reduced to zero; and

(e)   fifth, (i) in the case of any loss with respect to a Group 1 Mortgage Loan , first to the Class 1-A2 Certificates until the Class 1-A2 Principal Balance has been reduced to zero and second, to the Class 1-A1 Certificates until the Class 1-A1 Principal Balance has been reduced to zero; and (ii) in the case of any loss with respect to a Group 2 Mortgage Loan, first to the Class 2-A4 Certificates until the Class 2-A4 Principal Balance has been reduced to zero and second, to the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates, pro rata, until their Class Principal Balances have each been reduced to zero;

and

(ii)   for losses allocable to interest:

(a)   first, to the Group L-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

(b)   second, to the Class L-B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-3 Principal Balance;

(c)   third, to the Class L-B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-2 Principal Balance;

(d)   fourth, to the Class L-B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-1 Principal Balance; and

(e)   fifth, (i) in the case of any loss with respect to a Group 1 Mortgage Loan, first to the Class 1-A2 Certificates in reduction of accrued but unpaid interest thereon and then in reduction of the Class 1-A2 Principal Balance and second, to the Class 1-A1 Certificates in reduction of accrued but unpaid interest thereon and then in reduction of the Class 1-A1 Principal Balance; and (ii) in the case of any loss with respect to a Group 2 Mortgage Loan, first, to the Class 2-A4 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class 2-A4 Principal Balance and second, to the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates, pro rata, in reduction of accrued but unpaid interest thereon and then to Class 2-A1, Class 2-A2 and Class 2-A3 Certificates, pro rata, in reduction of their Class Principal Balances.

Because the Group L-B Certificates represent interests in the Group 1 and Group 2 Mortgage Loans, the Class Principal Balances of those Subordinate Certificates could be reduced to zero as a result of realized losses on the Mortgage Loans in these loan groups. Therefore, the allocation of realized losses on the Group 1 and Group 2 Mortgage Loans to the Group L-B Certificates will reduce the subordination provided by those Subordinate Certificates to all of the related Senior Certificates, including the Senior Certificates related to either of these loan groups that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the Senior Certificates related to a loan group that did not suffer those previous losses.

Any loss realized on a Group 3 Mortgage Loan will be allocated among the Certificates as follows:

(i)   for losses allocable to principal:

(a)   first, to the Group 3-B Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

(b)   second, to the Class 3-B-3 Certificates, until the Class 3-B-3 Principal Balance has been reduced to zero;

(c)   third, to the Class 3-B-2 Certificates, until the Class 3-B-2 Principal Balance has been reduced to zero;

(d)   fourth, to the Class 3-B-1 Certificates, until the Class 3-B-1 Principal Balance has been reduced to zero;

(e)   fifth, to the Class 3-A2 Certificates, until the Class 3-A2 Principal Balance has been reduced to zero; and

(f)   sixth, to the Class 3-A1 Certificates, until the Class 3-A1 Principal Balance has been reduced to zero;

and

(ii)   for losses allocable to interest:

(a)   first, to the Group 3-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

(b)   second, to the Class 3-B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-3 Principal Balance;

(c)   third, to the Class 3-B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-2 Principal Balance;

(d)   fourth, to the Class 3-B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-1 Principal Balance;

(e)   fifth, to the Class 3-A2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-A2 Principal Balance; and

(f)   sixth, to the Class 3-A1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-A1 Principal Balance.

Any loss realized on a Group 4 or Group 5 Mortgage Loan will be allocated among the Certificates as follows:

(i)   for losses allocable to principal:

(a)   first, to the Group M-B Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

(b)   second, to the Class M-B-3 Certificates, until the Class M-B-3 Principal Balance has been reduced to zero;

(c)   third, to the Class M-B-2 Certificates, until the Class M-B-2 Principal Balance has been reduced to zero;

(d)   fourth, to the Class M-B-1 Certificates, until the Class M-B-1 Principal Balance has been reduced to zero; and

(e)   fifth, (i) in the case of any loss with respect to a Group 4 Mortgage Loan, first to the Class 4-A2 Certificates until the Class 4-A2 Principal Balance has been reduced to zero and second, to the Class 4-A1 Certificates until the Class 4-A1 Principal Balance has been reduced to zero; and (ii) in the case of any loss with respect to a Group 5 Mortgage Loan, first to the Class 5-A2 Certificates until the Class 5-A2 Principal Balance has been reduced to zero and second, to the Class 5-A1 Certificates until the Class 5-A1 Principal Balance has been reduced to zero;

and

(ii)   for losses allocable to interest:

(a)   first, to the Group M-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

(b)   second, to the Class M-B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class M-B-3 Principal Balance;

(c)   third, to the Class M-B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class M-B-2 Principal Balance;

(d)   fourth, to the Class M-B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class M-B-1 Principal Balance; and

(e)   fifth, (i) in the case of any loss with respect to a Group 4 Mortgage Loan, first to the Class 4-A2 Certificates in reduction of accrued but unpaid interest thereon and then in reduction of the Class 4-A2 Principal Balance and second, to the Class 4-A1 Certificates in reduction of accrued but unpaid interest thereon and then in reduction of the Class 4-A1 Principal Balance; and (ii) in the case of any loss with respect to a Group 5 Mortgage Loan, first to the Class 5-A2 Certificates in reduction of accrued but unpaid interest thereon and then in reduction of the Class 5-A2 Principal Balance and second, to the Class 5-A1 Certificates in reduction of accrued but unpaid interest thereon and then in reduction of the Class 5-A1 Principal Balance.

Because the Group M-B Certificates represent interests in the Group 4 and Group 5 Mortgage Loans, the Class Principal Balances of those Subordinate Certificates could be reduced to zero as a result of realized losses on the Mortgage Loans in these loan groups. Therefore, the allocation of realized losses on the Group 4 and Group 5 Mortgage Loans to the Group M-B Certificates will reduce the subordination provided by those Subordinate Certificates to all of the related Senior Certificates, including the Senior Certificates related to either of these loan groups that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the Senior Certificates related to a loan group that did not suffer those previous losses.

Cross-Collateralization of  Loan Groups 1 and 2:    In some limited circumstances, principal and interest collected from either of loan group 1 or 2 may be used to pay principal or interest, or both, to the Class A Certificates related to the other loan group, before making payments to the Group L-B Certificates, as more fully described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus.

Cross-Collateralization of  Loan Groups 4 and 5:    In some limited circumstances, principal and interest collected from either of loan group 4 or 5 may be used to pay principal or interest, or both, to the Class A Certificates related to the other loan group, before making payments to the Group M-B Certificates, as more fully described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus.

Certificates Priority of  Distributions:   (A)   Available funds from the Group 1 and Group 2 Mortgage Loans will be distributed in the following order of priority:

1)                   to the Group 1-A, Group 2-A and Class R Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate, on the related Class Principal Balance, as applicable;

2)                   from the Group 1 Mortgage Loans, as principal, sequentially, as follows:

(a)   first, to the Class R Certificates, until the Class R Principal Balance is reduced to zero; and

(b)   second, to the Group 1-A Certificates, pro rata according to Class Principal Balance, until their Class Principal Balances have each been reduced to zero;

3)                   from the Group 2 Mortgage Loans, as principal, to the Group 2-A Certificates, pro rata according to the Class Principal Balance (or with respect to clause (ii), aggregate Class Principal Balance) of the certificates described in each of clause (i), (ii) and (iii), as follows:

(i)    to the Class 2-A1 Certificates, until the Class 2-A1 Principal Balance has been reduced to zero;

   (ii)   to the Class 2-A2 and Class 2-A3 Certificates, sequentially, as follows:

(A)   first, to the Class 2-A2 Certificates, until the Class 2-A2 Principal Balance has been reduced to zero; and

(B)   second, to the Class 2-A3 Certificates, until the Class 2-A3 Principal Balance has been reduced to zero; and

   (iii)   to the Class 2-A4 Certificates, until the Class 2-A4 Principal Balance has been reduced to zero;

4)                   to the Class L-B-1 Certificates, accrued and unpaid interest at the Class L-B-1 certificate interest rate;

5)                   to the Class L-B-1 Certificates, principal allocable to such Class;

6)                   to the Class L-B-2 Certificates, accrued and unpaid interest at the Class L-B-2 certificate interest rate;

7)                   to the Class L-B-2 Certificates, principal allocable to such Class;

8)                   to the Class L-B-3 Certificates, accrued and unpaid interest at the Class L-B-3 certificate interest rate;

9)                   to the Class L-B-3 Certificates, principal allocable to such Class;

10)               to the Class L-B-4, Class L-B-5 and Class L-B-6 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Group L-B Senior Subordinate Certificates; and

11)               to the Class R Certificate, any remaining amount.

   (B)   Available funds from the Group 3 Mortgage Loans will be distributed in the following order of priority:

1)   to the Group 3-A Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate;

2)   as principal, to the Group 3-A Certificates, pro rata according to the Class Principal Balance, until their Class Principal Balances have each been reduced to zero;

3)   to the Class 3-B-1 Certificates, accrued and unpaid interest at the Class 3-B-1 certificate interest rate;

4)   to the Class 3-B-1 Certificates, principal allocable to such Class;

5)   to the Class 3-B-2 Certificates, accrued and unpaid interest at the Class 3-B-2 certificate interest rate;

6)   to the Class 3-B-2 Certificates, principal allocable to such Class;

7)   to the Class 3-B-3 Certificates, accrued and unpaid interest at the Class 3-B-3 certificate interest rate;

8)   to the Class 3-B-3 Certificates, principal allocable to such Class;

9)   to the Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Group 3-B Senior Subordinate Certificates; and

10)   to the Class R Certificate, any remaining amount.

(C)   Available funds from the Group 4 and Group 5 Mortgage Loans will be distributed in the following order of priority:

1)                   to the Group 4-A and Group 5-A Certificates accrued and unpaid interest, pro rata, at the related certificate interest rate, on the related Class Principal Balance, as applicable;

2)       from the Group 4 Mortgage Loans, as principal, to the Group 4-A Certificates, pro rata according to Class Principal Balance, until their Class Principal Balances have each been reduced to zero;

3)       from the Group 5 Mortgage Loans, as principal, to the Group 5-A Certificates, pro rata according to Class Principal Balance, until their Class Principal Balances have each been reduced to zero;

4)       to the Class M-B-1 Certificates, accrued and unpaid interest at the Class M-B-1 certificate interest rate;

5)       to the Class M-B-1 Certificates, principal allocable to such Class;

6)       to the Class M-B-2 Certificates, accrued and unpaid interest at the Class M-B-2 certificate interest rate;

7)       to the Class M-B-2 Certificates, principal allocable to such Class;

8)       to the Class M-B-3 Certificates, accrued and unpaid interest at the Class M-B-3 certificate interest rate;

9)       to the Class M-B-3 Certificates, principal allocable to such Class;

10)   to the Class M-B-4, Class M-B-5 and Class M-B-6 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Group M-B Senior Subordinate Certificates; and

11)   to the Class R Certificate, any remaining amount.

Notwithstanding the foregoing, for each distribution date on or after the first distribution date on which the aggregate Class Principal Balance of the Group L-B Certificates has been or will be reduced to zero, distributions of principal under paragraph (A)(3) above will be made to the Group 2-A Certificates pro rata according to Class Principal Balance.

Additional  Risk Factor:   In addition to the risk factors described in the prospectus and the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus, investors should consider the following risk factor:

   In the receivership of an unrelated national bank, the FDIC successfully argued that certain of its rights and powers extended to a statutory trust formed by that national bank in connection with a securitization of credit card receivables. If WMB were to enter conservatorship or receivership, the FDIC could argue that its rights and powers extend to the Depositor or the Trust. If the FDIC were to take this position and seek to repudiate or otherwise affect the rights of the Trustee or the holders of the Certificates under any transaction document, delays or reductions in distributions on the Certificates could result.

   There could also be delays or reductions in distributions on the Certificates if the FDIC successfully asserts that a statutory injunction automatically prevents the Trust, the  Trustee, and the holders of the Certificates from exercising their rights, remedies, and interests for up to 90 days.

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

   The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is preliminary and subject to change and supersedes information contained in any prior collateral materials for this transaction.

WaMu Mortgage Pass-Through Certificates
Series 2007-HY4 Group 4 & 5
Mortgage Loans
Preliminary Collateral Information As of 03/01/07

TOTAL CURRENT BALANCE	$262,957,345
TOTAL ORIGINAL BALANCE	$269,675,465

NUMBER OF LOANS	655

			Minimum		Maximum
AVG CURRENT BALANCE	$401,462		$17,811		$2,677,500
AVG ORIGINAL BALANCE	$411,718		$40,400		$2,677,500

WAVG GROSS COUPON	6.26%		4.63%		9.00%
WAVG GROSS MARGIN	2.31%		2.10%		3.33%
WAVG MAX INT RATE	11.24%		9.63%		14.00%

WAVG CURRENT LTV	71.82%		7.48%		94.06%

WAVG FICO SCORE	734		531		840

WAVG MONTHS TO ROLL	57	Month(s)	1	Month(s)	79	Month(s)

WAVG ORIGINAL TERM	354	Month(s)	149	Month(s)	360	Month(s)
WAVG REMAINING TERM	337	Month(s)	127	Month(s)	355	Month(s)
WAVG SEASONING	17	Month(s)	4	Month(s)	129	Month(s)

NZ WAVG PREPAY TERM	27	Month(s)	12	Month(s)	60	Month(s)

TOP STATE CONC	CA(52.60%),NY(8.54%),WA(3.20%)
MAXIMUM CA ZIPCODE	1.09%

FIRST PAY DATE			July 1,1996		November 1,2006

RATE CHANGE DATE			April 1,2007		October 1,2013

MATURITY DATE			October 1,2017		October 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5/1 CMT	7	$1,525,948.77	0.58%
5/1 I/O CMT	44	17,043,174.28	6.48
5/1 I/O LIBOR	189	83,127,119.90	31.61
5/1 LIBOR	55	19,916,343.39	7.57
7/1 CMT	129	23,650,294.23	8.99
7/1 I/O LIBOR	206	110,050,293.29	41.85
7/1 LIBOR	25	7,644,171.26	2.91
Total	655	$262,957,345.12	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Year CMT	180	$42,219,417.28	16.06%
1 Yr LIBOR	475	220,737,927.84	83.94
Total	655	$262,957,345.12	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	45	$3,007,271.90	1.14%
100,001—200,000	104	16,255,228.83	6.18
200,001—300,000	124	31,103,793.51	11.83
300,001—400,000	110	38,017,415.20	14.46
400,001—500,000	87	38,972,270.73	14.82
500,001—600,000	72	39,350,107.18	14.96
600,001—700,000	49	31,738,110.52	12.07
700,001—800,000	22	16,567,660.58	6.30
800,001—900,000	14	12,000,251.78	4.56
900,001—1,000,000	14	13,464,120.45	5.12
1,100,001—1,200,000	3	3,480,000.00	1.32
1,200,001—1,300,000	2	2,479,895.38	0.94
1,300,001—1,400,000	1	1,400,000.00	0.53
1,400,001—1,500,000	1	1,458,049.56	0.55
1,500,001—1,600,000	1	1,600,000.00	0.61
1,700,001—1,800,000	1	1,722,500.00	0.66
1,800,001—1,900,000	2	3,647,162.70	1.39
1,900,001—2,000,000	1	1,922,239.65	0.73
2,000,001—2,100,000	1	2,093,767.15	0.80
2,500,001 >=	1	2,677,500.00	1.02
Total	655	$262,957,345.12	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.501—4.750	2	$640,551.57	0.24%
4.751—5.000	6	1,423,861.21	0.54
5.001—5.250	18	6,629,079.69	2.52
5.251—5.500	38	10,948,262.67	4.16
5.501—5.750	60	20,533,858.43	7.81
5.751—6.000	125	46,394,816.73	17.64
6.001—6.250	108	49,156,543.46	18.69
6.251—6.500	126	59,652,388.00	22.69
6.501—6.750	85	40,317,852.94	15.33
6.751—7.000	25	12,801,589.17	4.87
7.001—7.250	5	2,292,076.03	0.87
7.251—7.500	13	4,374,931.38	1.66
7.501—7.750	35	6,529,976.87	2.48
7.751—8.000	8	1,166,322.14	0.44
8.751—9.000	1	95,234.83	0.04
Total	655	$262,957,345.12	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.001—2.250	417	$194,990,888.55	74.15%
2.251—2.500	53	24,073,567.86	9.15
2.501—2.750	170	38,032,718.86	14.46
2.751—3.000	13	5,402,744.17	2.05
3.001—3.250	1	40,425.68	0.02
3.251—3.500	1	417,000.00	0.16
Total	655	$262,957,345.12	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.501—9.750	2	$640,551.57	0.24%
9.751—10.000	6	1,311,021.40	0.50
10.001—10.250	17	6,424,079.69	2.44
10.251—10.500	42	11,799,848.21	4.49
10.501—10.750	59	20,855,211.65	7.93
10.751—11.000	117	42,972,052.16	16.34
11.001—11.250	110	48,485,757.07	18.44
11.251—11.500	128	62,905,510.03	23.92
11.501—11.750	93	44,481,105.61	16.92
11.751—12.000	38	12,796,689.85	4.87
12.001—12.250	12	3,746,498.39	1.42
12.251—12.500	16	4,504,238.58	1.71
12.501—12.750	12	1,497,836.72	0.57
12.751—13.000	2	441,709.36	0.17
13.751—14.000	1	95,234.83	0.04
Total	655	$262,957,345.12	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
149	1	$377,946.69	0.14%
180	9	1,228,922.16	0.47
240	1	176,543.29	0.07
263	1	506,483.14	0.19
329	1	456,611.06	0.17
330	5	2,130,814.17	0.81
331	5	2,150,371.02	0.82
332	5	2,328,170.49	0.89
333	6	3,559,211.87	1.35
334	9	5,940,950.05	2.26
335	7	2,945,787.74	1.12
336	7	4,563,215.51	1.74
337	7	4,013,045.11	1.53
338	9	3,906,434.69	1.49
339	14	8,712,675.92	3.31
340	6	4,136,409.84	1.57
341	7	5,570,293.50	2.12
342	3	2,541,442.64	0.97
360	552	207,712,016.23	78.99
Total	655	$262,957,345.12	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
121—130	1	$78,978.46	0.03%
131—140	3	437,433.73	0.17
161—170	6	1,090,456.66	0.41
191—200	1	176,543.29	0.07
231—240	6	437,827.79	0.17
241—250	15	2,382,546.02	0.91
251—260	13	3,206,884.96	1.22
261—270	13	3,112,485.29	1.18
271—280	5	852,272.35	0.32
281—290	3	693,099.78	0.26
291—300	38	7,475,379.22	2.84
301—310	18	2,940,993.75	1.12
311—320	17	4,027,884.07	1.53
321—330	69	38,775,628.89	14.75
331—340	21	13,090,025.86	4.98
341—350	391	168,042,636.78	63.90
351—360	35	16,136,268.22	6.14
Total	655	$262,957,345.12	100.00%

MODIFIED LOANS ORIGINAL SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
25—27	8	$4,436,277.53	8.24%
28—30	27	17,720,560.63	32.91
31—33	27	16,041,204.60	29.79
34—36	7	4,679,411.02	8.69
37—39	18	8,562,856.70	15.90
40—42	3	1,285,722.61	2.39
43—45	2	607,347.21	1.13
100—102	1	506,483.14	0.94
Total	93	$53,839,863.44	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4—6	28	$17,932,400.96	6.82%
7—9	64	30,770,564.30	11.70
10—12	300	140,675,490.16	53.50
13—15	129	46,754,769.68	17.78
16—18	4	2,976,000.00	1.13
37—39	3	425,344.27	0.16
40—42	4	745,379.84	0.28
43—45	7	1,007,546.49	0.38
46—48	4	777,207.13	0.30
49—51	4	771,118.59	0.29
52—54	4	536,785.18	0.20
55—57	2	218,627.20	0.08
58—60	14	2,370,239.37	0.90
61—63	21	3,975,535.26	1.51
64—66	10	2,509,796.91	0.95
67—69	3	331,906.73	0.13
70—72	1	273,111.01	0.10
76—78	1	142,643.24	0.05
79—81	1	277,345.53	0.11
82—84	1	95,234.83	0.04
85—87	2	441,709.36	0.17
88—90	4	785,062.97	0.30
91—93	5	1,047,577.44	0.40
94—96	2	545,615.04	0.21
97—99	4	1,049,558.00	0.40
100—102	1	278,621.32	0.11
103 >=	32	5,242,154.31	1.99
Total	655	$262,957,345.12	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	10	$1,114,008.58	0.42%
21—25	12	1,819,603.07	0.69
26—30	13	2,652,589.60	1.01
31—35	8	1,577,866.42	0.60
36—40	14	4,155,071.85	1.58
41—45	17	3,873,674.45	1.47
46—50	22	5,816,664.56	2.21
51—55	23	7,442,540.50	2.83
56—60	26	7,038,308.91	2.68
61—65	55	23,300,118.31	8.86
66—70	68	24,261,148.03	9.23
71—75	84	34,113,746.79	12.97
76—80	241	111,049,829.51	42.23
81—85	40	26,008,893.26	9.89
86—90	19	7,957,265.96	3.03
91—95	3	776,015.32	0.30
Total	655	$262,957,345.12	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	6	$813,216.82	0.31%
21—25	8	1,472,713.53	0.56
26—30	13	2,554,972.06	0.97
31—35	6	858,284.58	0.33
36—40	9	2,155,719.38	0.82
41—45	12	3,072,899.86	1.17
46—50	25	5,871,679.37	2.23
51—55	14	4,776,941.03	1.82
56—60	25	5,639,427.48	2.14
61—65	49	20,899,660.79	7.95
66—70	50	18,958,110.80	7.21
71—75	83	33,900,131.48	12.89
76—80	309	146,984,748.02	55.90
81—85	5	1,003,997.38	0.38
86—90	33	12,771,721.68	4.86
91—95	8	1,223,120.86	0.47
Total	655	$262,957,345.12	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
520—539	1	$110,073.42	0.04%
540—559	1	1,206,056.91	0.46
560—579	5	1,803,632.66	0.69
580—599	5	1,165,426.81	0.44
600—619	7	2,705,710.11	1.03
620—639	20	7,239,723.90	2.75
640—659	30	11,466,810.71	4.36
660—679	43	14,886,561.07	5.66
680—699	55	23,665,298.22	9.00
700—719	81	30,301,223.65	11.52
720—739	78	30,200,357.27	11.48
740—759	75	33,957,567.14	12.91
760—779	100	48,968,668.19	18.62
780—799	94	38,519,135.87	14.65
800 >=	60	16,761,099.19	6.37
Total	655	$262,957,345.12	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	318	$112,908,828.41	42.94%
Reduced	337	150,048,516.71	57.06
Total	655	$262,957,345.12	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	65	$19,596,155.94	7.45%
Owner Occupied	547	222,378,678.93	84.57
Second Home	43	20,982,510.25	7.98
Total	655	$262,957,345.12	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	74	$30,594,337.19	11.63%
Condo	90	36,114,684.61	13.73
Co-op	38	7,944,959.31	3.02
PUD	91	44,216,639.00	16.82
Single Family	337	138,476,807.78	52.66
Townhouse	25	5,609,917.23	2.13
Total	655	$262,957,345.12	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	260	$113,724,474.06	43.25%
Refi—Cash Out	262	93,531,355.53	35.57
Refi—No Cash Out	133	55,701,515.53	21.18
Total	655	$262,957,345.12	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	536	$205,871,063.80	78.29%
12	48	24,794,673.62	9.43
30	2	476,870.01	0.18
36	58	29,379,956.13	11.17
60	11	2,434,781.56	0.93
Total	655	$262,957,345.12	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	1	$84,536.80	0.03%
AR	2	454,376.90	0.17
AZ	11	2,412,715.91	0.92
CA	271	138,322,612.55	52.60
CO	15	6,326,835.98	2.41
CT	13	7,658,565.56	2.91
DC	5	1,758,200.37	0.67
FL	26	8,320,983.69	3.16
GA	8	1,691,024.66	0.64
HI	3	578,826.05	0.22
ID	2	443,790.80	0.17
IL	27	7,584,185.39	2.88
IN	6	1,255,356.67	0.48
MA	19	6,871,553.56	2.61
MD	10	3,364,003.55	1.28
ME	2	896,932.90	0.34
MI	7	1,925,589.40	0.73
MN	14	4,772,648.00	1.81
MO	2	480,640.44	0.18
NC	3	846,074.23	0.32
NH	1	194,904.89	0.07
NJ	21	7,298,035.05	2.78
NM	1	240,500.00	0.09
NV	9	2,082,819.51	0.79
NY	67	22,468,175.62	8.54
OH	6	1,624,744.29	0.62
OK	1	144,679.34	0.06
OR	8	1,990,226.23	0.76
PA	18	4,561,066.37	1.73
RI	2	598,523.57	0.23
SC	4	2,723,740.56	1.04
TN	3	388,457.38	0.15
TX	11	5,865,773.43	2.23
UT	4	597,031.76	0.23
VA	19	6,768,663.34	2.57
WA	30	8,419,430.04	3.20
WI	3	941,120.33	0.36
Total	655	$262,957,345.12	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	37	$6,171,362.89	2.35%
15.00 or less	23	6,652,330.10	2.53
15.01—20.00	34	11,565,649.23	4.40
20.01—25.00	56	18,977,521.00	7.22
25.01—30.00	78	33,359,006.52	12.69
30.01—35.00	118	49,481,050.81	18.82
35.01—40.00	130	53,163,096.36	20.22
40.01—45.00	86	39,773,706.70	15.13
45.01—50.00	48	20,352,962.28	7.74
50.01—55.00	22	8,869,409.48	3.37
55.01—60.00	10	7,015,729.17	2.67
60.01 >=	13	7,575,520.58	2.88
Total	655	$262,957,345.12	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 36.39%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	37	$6,171,362.89	2.35%
No Second Lien	504	209,246,335.80	79.57
60.00 or less	15	3,313,740.67	1.26
60.01—65.00	3	865,840.18	0.33
65.01—70.00	3	695,831.18	0.26
70.01—75.00	2	320,207.05	0.12
75.01—80.00	12	6,139,083.72	2.33
80.01—85.00	5	2,238,466.60	0.85
85.01—90.00	71	33,176,959.69	12.62
90.01—95.00	3	789,517.34	0.30
Total	655	$262,957,345.12	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 83.43%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.

WaMu Mortgage Pass-Through Certificates
Series 2007-HY4 Group 4
Mortgage Loans
Preliminary Collateral Information As of 03/01/07

TOTAL CURRENT BALANCE	$121,612,586
TOTAL ORIGINAL BALANCE	$123,506,725

NUMBER OF LOANS	295

			Minimum		Maximum
AVG CURRENT BALANCE	$412,246		$45,547		$2,093,767
AVG ORIGINAL BALANCE	$418,667		$46,900		$2,200,000

WAVG GROSS COUPON	6.21%		4.63%		7.60%
WAVG GROSS MARGIN	2.32%		2.10%		3.33%
WAVG MAX INT RATE	11.23%		9.63%		12.60%

WAVG CURRENT LTV	72.22%		17.47%		94.06%

WAVG FICO SCORE	725		548		829

WAVG MONTHS TO ROLL	50	Month(s)	42	Month(s)	56	Month(s)

WAVG ORIGINAL TERM	347	Month(s)	149	Month(s)	360	Month(s)
WAVG REMAINING TERM	337	Month(s)	137	Month(s)	353	Month(s)
WAVG SEASONING	11	Month(s)	4	Month(s)	18	Month(s)

NZ WAVG PREPAY TERM	25	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(41.03%),NY(11.32%),CT(5.59%)
MAXIMUM CA ZIPCODE	1.93%

FIRST PAY DATE			November 1,1998		September 1,2006

RATE CHANGE DATE			September 1,2010		November 1,2011

MATURITY DATE			August 1,2018		August 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5/1 CMT	7	$1,525,948.77	1.25%
5/1 I/O CMT	44	17,043,174.28	14.01
5/1 I/O LIBOR	189	83,127,119.90	68.35
5/1 LIBOR	55	19,916,343.39	16.38
Total	295	$121,612,586.34	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Year CMT	51	$18,569,123.05	15.27%
1 Yr LIBOR	244	103,043,463.29	84.73
Total	295	$121,612,586.34	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	7	$516,132.31	0.42%
100,001—200,000	45	7,178,291.49	5.90
200,001—300,000	61	15,280,834.24	12.57
300,001—400,000	61	21,366,450.83	17.57
400,001—500,000	50	22,293,029.77	18.33
500,001—600,000	27	14,547,746.18	11.96
600,001—700,000	17	10,899,177.79	8.96
700,001—800,000	7	5,280,508.58	4.34
800,001—900,000	6	5,077,895.78	4.18
900,001—1,000,000	5	4,816,404.93	3.96
1,100,001—1,200,000	1	1,155,000.00	0.95
1,200,001—1,300,000	2	2,479,895.38	2.04
1,400,001—1,500,000	1	1,458,049.56	1.20
1,500,001—1,600,000	1	1,600,000.00	1.32
1,800,001—1,900,000	2	3,647,162.70	3.00
1,900,001—2,000,000	1	1,922,239.65	1.58
2,000,001—2,100,000	1	2,093,767.15	1.72
Total	295	$121,612,586.34	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.501—4.750	2	$640,551.57	0.53%
4.751—5.000	3	871,022.76	0.72
5.001—5.250	12	5,603,316.96	4.61
5.251—5.500	32	9,823,704.46	8.08
5.501—5.750	31	10,498,035.66	8.63
5.751—6.000	58	19,403,445.30	15.96
6.001—6.250	37	14,106,187.98	11.60
6.251—6.500	40	15,721,916.96	12.93
6.501—6.750	62	33,905,184.06	27.88
6.751—7.000	14	9,618,548.92	7.91
7.001—7.250	1	819,091.73	0.67
7.251—7.500	2	184,379.32	0.15
7.501—7.750	1	417,200.66	0.34
Total	295	$121,612,586.34	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.001—2.250	222	$95,069,048.83	78.17%
2.251—2.500	18	6,640,943.03	5.46
2.501—2.750	42	14,431,894.91	11.87
2.751—3.000	12	5,053,699.57	4.16
3.251—3.500	1	417,000.00	0.34
Total	295	$121,612,586.34	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.501—9.750	2	$640,551.57	0.53%
9.751—10.000	2	640,182.95	0.53
10.001—10.250	11	5,398,316.96	4.44
10.251—10.500	34	10,212,804.46	8.40
10.501—10.750	32	11,185,250.39	9.20
10.751—11.000	49	15,724,957.89	12.93
11.001—11.250	37	12,929,259.44	10.63
11.251—11.500	42	18,913,343.80	15.55
11.501—11.750	64	36,567,701.60	30.07
11.751—12.000	14	7,031,348.01	5.78
12.001—12.250	2	970,989.53	0.80
12.251—12.500	5	980,679.08	0.81
12.501—12.750	1	417,200.66	0.34
Total	295	$121,612,586.34	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
149	1	$377,946.69	0.31%
180	6	1,090,456.66	0.90
263	1	506,483.14	0.42
329	1	456,611.06	0.38
330	5	2,130,814.17	1.75
331	5	2,150,371.02	1.77
332	5	2,328,170.49	1.91
333	6	3,559,211.87	2.93
334	9	5,940,950.05	4.89
335	7	2,945,787.74	2.42
336	7	4,563,215.51	3.75
337	7	4,013,045.11	3.30
338	9	3,906,434.69	3.21
339	14	8,712,675.92	7.16
340	6	4,136,409.84	3.40
341	7	5,570,293.50	4.58
342	3	2,541,442.64	2.09
360	196	66,682,266.24	54.83
Total	295	$121,612,586.34	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
131—140	1	$377,946.69	0.31%
161—170	6	1,090,456.66	0.90
251—260	1	506,483.14	0.42
311—320	4	1,515,123.13	1.25
321—330	66	38,350,284.62	31.53
331—340	21	13,090,025.86	10.76
341—350	174	60,260,658.68	49.55
351—360	22	6,421,607.56	5.28
Total	295	$121,612,586.34	100.00%

MODIFIED LOANS ORIGINAL SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
25—27	8	$4,436,277.53	8.24%
28—30	27	17,720,560.63	32.91
31—33	27	16,041,204.60	29.79
34—36	7	4,679,411.02	8.69
37—39	18	8,562,856.70	15.90
40—42	3	1,285,722.61	2.39
43—45	2	607,347.21	1.13
100—102	1	506,483.14	0.94
Total	93	$53,839,863.44	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4—6	27	$15,254,900.96	12.54%
7—9	52	23,733,403.64	19.52
10—12	119	46,642,785.22	38.35
13—15	93	33,005,496.52	27.14
16—18	4	2,976,000.00	2.45
Total	295	$121,612,586.34	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$331,000.00	0.27%
21—25	3	589,257.42	0.48
26—30	4	727,411.81	0.60
31—35	2	723,717.78	0.60
36—40	4	2,314,937.67	1.90
41—45	10	2,644,155.85	2.17
46—50	9	2,446,641.83	2.01
51—55	13	4,962,070.03	4.08
56—60	10	2,967,853.63	2.44
61—65	22	10,670,635.20	8.77
66—70	34	13,200,085.56	10.85
71—75	27	9,392,391.55	7.72
76—80	101	37,617,527.54	30.93
81—85	34	24,722,313.63	20.33
86—90	17	7,526,571.52	6.19
91—95	3	776,015.32	0.64
Total	295	$121,612,586.34	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$331,000.00	0.27%
21—25	3	589,257.42	0.48
26—30	4	727,411.81	0.60
36—40	4	1,221,420.81	1.00
41—45	6	1,795,458.99	1.48
46—50	10	2,694,463.91	2.22
51—55	9	3,769,550.00	3.10
56—60	9	2,447,443.88	2.01
61—65	21	9,420,961.45	7.75
66—70	25	9,385,741.43	7.72
71—75	29	10,741,043.47	8.83
76—80	144	66,700,119.37	54.85
86—90	26	11,238,289.04	9.24
91—95	3	550,424.76	0.45
Total	295	$121,612,586.34	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
540—559	1	$1,206,056.91	0.99%
560—579	5	1,803,632.66	1.48
580—599	2	749,600.59	0.62
600—619	4	1,468,818.14	1.21
620—639	10	3,602,654.77	2.96
640—659	15	6,047,062.85	4.97
660—679	23	7,371,421.39	6.06
680—699	31	13,034,145.70	10.72
700—719	45	18,021,552.31	14.82
720—739	36	13,987,507.17	11.50
740—759	35	14,404,272.45	11.84
760—779	38	19,311,048.38	15.88
780—799	32	13,789,724.04	11.34
800 >=	18	6,815,088.98	5.60
Total	295	$121,612,586.34	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	152	$64,331,908.52	52.90%
Reduced	143	57,280,677.82	47.10
Total	295	$121,612,586.34	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	29	$10,906,139.52	8.97%
Owner Occupied	249	103,195,574.91	84.86
Second Home	17	7,510,871.91	6.18
Total	295	$121,612,586.34	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	41	$17,135,685.67	14.09%
Condo	40	13,681,102.56	11.25
Co-op	11	2,997,801.04	2.47
PUD	38	14,993,688.86	12.33
Single Family	161	71,531,014.35	58.82
Townhouse	4	1,273,293.86	1.05
Total	295	$121,612,586.34	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	122	$51,189,384.38	42.09%
Refi—Cash Out	122	51,731,900.26	42.54
Refi—No Cash Out	51	18,691,301.70	15.37
Total	295	$121,612,586.34	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	196	$69,524,940.27	57.17%
12	42	23,711,360.37	19.50
30	2	476,870.01	0.39
36	55	27,899,415.69	22.94
Total	295	$121,612,586.34	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	6	$1,256,889.89	1.03%
CA	109	49,894,360.70	41.03
CO	7	2,161,301.28	1.78
CT	10	6,794,362.52	5.59
DC	2	875,148.09	0.72
FL	16	3,965,791.16	3.26
GA	2	344,099.44	0.28
ID	1	296,250.00	0.24
IL	15	4,386,709.82	3.61
MA	16	5,952,153.70	4.89
MD	4	1,695,092.27	1.39
ME	1	760,000.00	0.62
MI	5	1,614,411.99	1.33
MN	5	3,109,688.43	2.56
NH	1	194,904.89	0.16
NJ	15	5,408,486.25	4.45
NM	1	240,500.00	0.20
NV	4	1,271,651.22	1.05
NY	28	13,768,978.82	11.32
OH	3	1,299,508.67	1.07
OR	3	819,216.65	0.67
PA	11	3,399,821.38	2.80
RI	1	177,423.34	0.15
SC	2	2,315,948.68	1.90
TX	2	1,287,309.43	1.06
UT	2	214,708.76	0.18
VA	7	3,394,488.24	2.79
WA	14	3,975,449.09	3.27
WI	2	737,931.63	0.61
Total	295	$121,612,586.34	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	1	$148,905.68	0.12%
15.00 or less	15	4,649,295.00	3.82
15.01—20.00	20	7,261,070.09	5.97
20.01—25.00	30	9,723,612.90	8.00
25.01—30.00	42	17,211,650.37	14.15
30.01—35.00	53	20,977,914.24	17.25
35.01—40.00	48	20,939,640.06	17.22
40.01—45.00	37	15,596,945.07	12.83
45.01—50.00	22	10,187,580.02	8.38
50.01—55.00	12	4,464,596.87	3.67
55.01—60.00	7	5,690,743.81	4.68
60.01 >=	8	4,760,632.23	3.91
Total	295	$121,612,586.34	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 36.39%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	1	$148,905.68	0.12%
No Second Lien	257	108,401,354.04	89.14
60.00 or less	4	848,243.82	0.70
60.01—65.00	1	324,731.38	0.27
65.01—70.00	2	561,488.08	0.46
70.01—75.00	1	170,324.75	0.14
75.01—80.00	7	3,812,327.02	3.13
80.01—85.00	1	370,502.95	0.30
85.01—90.00	20	6,741,887.74	5.54
90.01—95.00	1	232,820.88	0.19
Total	295	$121,612,586.34	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 80.96%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.

WaMu Mortgage Pass-Through Certificates
Series 2007-HY4 Group 5
Mortgage Loans
Preliminary Collateral Information As of 03/01/07

TOTAL CURRENT BALANCE	$141,344,759
TOTAL ORIGINAL BALANCE	$146,168,740

NUMBER OF LOANS	360

			Minimum		Maximum
AVG CURRENT BALANCE	$392,624		$17,811		$2,677,500
AVG ORIGINAL BALANCE	$406,024		$40,400		$2,677,500

WAVG GROSS COUPON	6.30%		4.88%		9.00%
WAVG GROSS MARGIN	2.31%		2.10%		3.25%
WAVG MAX INT RATE	11.25%		9.88%		14.00%

WAVG CURRENT LTV	71.47%		7.48%		89.02%

WAVG FICO SCORE	742		531		840

WAVG MONTHS TO ROLL	64	Month(s)	1	Month(s)	79	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	180	Month(s)	360	Month(s)
WAVG REMAINING TERM	338	Month(s)	127	Month(s)	355	Month(s)
WAVG SEASONING	22	Month(s)	5	Month(s)	129	Month(s)

NZ WAVG PREPAY TERM	42	Month(s)	12	Month(s)	60	Month(s)

TOP STATE CONC	CA(62.56%),NY(6.15%),TX(3.24%)
MAXIMUM CA ZIPCODE	1.78%

FIRST PAY DATE			July 1,1996		November 1,2006

RATE CHANGE DATE			April 1,2007		October 1,2013

MATURITY DATE			October 1,2017		October 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
7/1 CMT	129	$23,650,294.23	16.73%
7/1 I/O LIBOR	206	110,050,293.29	77.86
7/1 LIBOR	25	7,644,171.26	5.41
Total	360	$141,344,758.78	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Year CMT	129	$23,650,294.23	16.73%
1 Yr LIBOR	231	117,694,464.55	83.27
Total	360	$141,344,758.78	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	38	$2,491,139.59	1.76%
100,001—200,000	59	9,076,937.34	6.42
200,001—300,000	63	15,822,959.27	11.19
300,001—400,000	49	16,650,964.37	11.78
400,001—500,000	37	16,679,240.96	11.80
500,001—600,000	45	24,802,361.00	17.55
600,001—700,000	32	20,838,932.73	14.74
700,001—800,000	15	11,287,152.00	7.99
800,001—900,000	8	6,922,356.00	4.90
900,001—1,000,000	9	8,647,715.52	6.12
1,100,001—1,200,000	2	2,325,000.00	1.64
1,300,001—1,400,000	1	1,400,000.00	0.99
1,700,001—1,800,000	1	1,722,500.00	1.22
2,500,001 >=	1	2,677,500.00	1.89
Total	360	$141,344,758.78	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.751—5.000	3	$552,838.45	0.39%
5.001—5.250	6	1,025,762.73	0.73
5.251—5.500	6	1,124,558.21	0.80
5.501—5.750	29	10,035,822.77	7.10
5.751—6.000	67	26,991,371.43	19.10
6.001—6.250	71	35,050,355.48	24.80
6.251—6.500	86	43,930,471.04	31.08
6.501—6.750	23	6,412,668.88	4.54
6.751—7.000	11	3,183,040.25	2.25
7.001—7.250	4	1,472,984.30	1.04
7.251—7.500	11	4,190,552.06	2.96
7.501—7.750	34	6,112,776.21	4.32
7.751—8.000	8	1,166,322.14	0.83
8.751—9.000	1	95,234.83	0.07
Total	360	$141,344,758.78	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.001—2.250	195	$99,921,839.72	70.69%
2.251—2.500	35	17,432,624.83	12.33
2.501—2.750	128	23,600,823.95	16.70
2.751—3.000	1	349,044.60	0.25
3.001—3.250	1	40,425.68	0.03
Total	360	$141,344,758.78	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.751—10.000	4	$670,838.45	0.47%
10.001—10.250	6	1,025,762.73	0.73
10.251—10.500	8	1,587,043.75	1.12
10.501—10.750	27	9,669,961.26	6.84
10.751—11.000	68	27,247,094.27	19.28
11.001—11.250	73	35,556,497.63	25.16
11.251—11.500	86	43,992,166.23	31.12
11.501—11.750	29	7,913,404.01	5.60
11.751—12.000	24	5,765,341.84	4.08
12.001—12.250	10	2,775,508.86	1.96
12.251—12.500	11	3,523,559.50	2.49
12.501—12.750	11	1,080,636.06	0.76
12.751—13.000	2	441,709.36	0.31
13.751—14.000	1	95,234.83	0.07
Total	360	$141,344,758.78	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
180	3	$138,465.50	0.10%
240	1	176,543.29	0.12
360	356	141,029,749.99	99.78
Total	360	$141,344,758.78	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
121—130	1	$78,978.46	0.06%
131—140	2	59,487.04	0.04
191—200	1	176,543.29	0.12
231—240	6	437,827.79	0.31
241—250	15	2,382,546.02	1.69
251—260	12	2,700,401.82	1.91
261—270	13	3,112,485.29	2.20
271—280	5	852,272.35	0.60
281—290	3	693,099.78	0.49
291—300	38	7,475,379.22	5.29
301—310	18	2,940,993.75	2.08
311—320	13	2,512,760.94	1.78
321—330	3	425,344.27	0.30
341—350	217	107,781,978.10	76.25
351—360	13	9,714,660.66	6.87
Total	360	$141,344,758.78	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4—6	1	$2,677,500.00	1.89%
7—9	12	7,037,160.66	4.98
10—12	181	94,032,704.94	66.53
13—15	36	13,749,273.16	9.73
37—39	3	425,344.27	0.30
40—42	4	745,379.84	0.53
43—45	7	1,007,546.49	0.71
46—48	4	777,207.13	0.55
49—51	4	771,118.59	0.55
52—54	4	536,785.18	0.38
55—57	2	218,627.20	0.15
58—60	14	2,370,239.37	1.68
61—63	21	3,975,535.26	2.81
64—66	10	2,509,796.91	1.78
67—69	3	331,906.73	0.23
70—72	1	273,111.01	0.19
76—78	1	142,643.24	0.10
79—81	1	277,345.53	0.20
82—84	1	95,234.83	0.07
85—87	2	441,709.36	0.31
88—90	4	785,062.97	0.56
91—93	5	1,047,577.44	0.74
94—96	2	545,615.04	0.39
97—99	4	1,049,558.00	0.74
100—102	1	278,621.32	0.20
103 >=	32	5,242,154.31	3.71
Total	360	$141,344,758.78	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	8	$783,008.58	0.55%
21—25	9	1,230,345.65	0.87
26—30	9	1,925,177.79	1.36
31—35	6	854,148.64	0.60
36—40	10	1,840,134.18	1.30
41—45	7	1,229,518.60	0.87
46—50	13	3,370,022.73	2.38
51—55	10	2,480,470.47	1.75
56—60	16	4,070,455.28	2.88
61—65	33	12,629,483.11	8.94
66—70	34	11,061,062.47	7.83
71—75	57	24,721,355.24	17.49
76—80	140	73,432,301.97	51.95
81—85	6	1,286,579.63	0.91
86—90	2	430,694.44	0.30
Total	360	$141,344,758.78	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	4	$482,216.82	0.34%
21—25	5	883,456.11	0.63
26—30	9	1,827,560.25	1.29
31—35	6	858,284.58	0.61
36—40	5	934,298.57	0.66
41—45	6	1,277,440.87	0.90
46—50	15	3,177,215.46	2.25
51—55	5	1,007,391.03	0.71
56—60	16	3,191,983.60	2.26
61—65	28	11,478,699.34	8.12
66—70	25	9,572,369.37	6.77
71—75	54	23,159,088.01	16.38
76—80	165	80,284,628.65	56.80
81—85	5	1,003,997.38	0.71
86—90	7	1,533,432.64	1.08
91—95	5	672,696.10	0.48
Total	360	$141,344,758.78	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
520—539	1	$110,073.42	0.08%
580—599	3	415,826.22	0.29
600—619	3	1,236,891.97	0.88
620—639	10	3,637,069.13	2.57
640—659	15	5,419,747.86	3.83
660—679	20	7,515,139.68	5.32
680—699	24	10,631,152.52	7.52
700—719	36	12,279,671.34	8.69
720—739	42	16,212,850.10	11.47
740—759	40	19,553,294.69	13.83
760—779	62	29,657,619.81	20.98
780—799	62	24,729,411.83	17.50
800 >=	42	9,946,010.21	7.04
Total	360	$141,344,758.78	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	166	$48,576,919.89	34.37%
Reduced	194	92,767,838.89	65.63
Total	360	$141,344,758.78	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	36	$8,690,016.42	6.15%
Owner Occupied	298	119,183,104.02	84.32
Second Home	26	13,471,638.34	9.53
Total	360	$141,344,758.78	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	33	$13,458,651.52	9.52%
Condo	50	22,433,582.05	15.87
Co-op	27	4,947,158.27	3.50
PUD	53	29,222,950.14	20.67
Single Family	176	66,945,793.43	47.36
Townhouse	21	4,336,623.37	3.07
Total	360	$141,344,758.78	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	138	$62,535,089.68	44.24%
Refi—Cash Out	140	41,799,455.27	29.57
Refi—No Cash Out	82	37,010,213.83	26.18
Total	360	$141,344,758.78	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	340	$136,346,123.53	96.46%
12	6	1,083,313.25	0.77
36	3	1,480,540.44	1.05
60	11	2,434,781.56	1.72
Total	360	$141,344,758.78	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	1	$84,536.80	0.06%
AR	2	454,376.90	0.32
AZ	5	1,155,826.02	0.82
CA	162	88,428,251.85	62.56
CO	8	4,165,534.70	2.95
CT	3	864,203.04	0.61
DC	3	883,052.28	0.62
FL	10	4,355,192.53	3.08
GA	6	1,346,925.22	0.95
HI	3	578,826.05	0.41
ID	1	147,540.80	0.10
IL	12	3,197,475.57	2.26
IN	6	1,255,356.67	0.89
MA	3	919,399.86	0.65
MD	6	1,668,911.28	1.18
ME	1	136,932.90	0.10
MI	2	311,177.41	0.22
MN	9	1,662,959.57	1.18
MO	2	480,640.44	0.34
NC	3	846,074.23	0.60
NJ	6	1,889,548.80	1.34
NV	5	811,168.29	0.57
NY	39	8,699,196.80	6.15
OH	3	325,235.62	0.23
OK	1	144,679.34	0.10
OR	5	1,171,009.58	0.83
PA	7	1,161,244.99	0.82
RI	1	421,100.23	0.30
SC	2	407,791.88	0.29
TN	3	388,457.38	0.27
TX	9	4,578,464.00	3.24
UT	2	382,323.00	0.27
VA	12	3,374,175.10	2.39
WA	16	4,443,980.95	3.14
WI	1	203,188.70	0.14
Total	360	$141,344,758.78	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	36	$6,022,457.21	4.26%
15.00 or less	8	2,003,035.10	1.42
15.01—20.00	14	4,304,579.14	3.05
20.01—25.00	26	9,253,908.10	6.55
25.01—30.00	36	16,147,356.15	11.42
30.01—35.00	65	28,503,136.57	20.17
35.01—40.00	82	32,223,456.30	22.80
40.01—45.00	49	24,176,761.63	17.10
45.01—50.00	26	10,165,382.26	7.19
50.01—55.00	10	4,404,812.61	3.12
55.01—60.00	3	1,324,985.36	0.94
60.01 >=	5	2,814,888.35	1.99
Total	360	$141,344,758.78	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 36.38%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	36	$6,022,457.21	4.26%
No Second Lien	247	100,844,981.76	71.35
60.00 or less	11	2,465,496.85	1.74
60.01—65.00	2	541,108.80	0.38
65.01—70.00	1	134,343.10	0.10
70.01—75.00	1	149,882.30	0.11
75.01—80.00	5	2,326,756.70	1.65
80.01—85.00	4	1,867,963.65	1.32
85.01—90.00	51	26,435,071.95	18.70
90.01—95.00	2	556,696.46	0.39
Total	360	$141,344,758.78	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 84.39%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.